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                                                                   Exhibit 10.26


                                                  GA Property No. 17356 (IP:704)

                        STANDARD FORM OF INDUSTRIAL LEASE
                         (NET) (SINGLE TENANT FACILITY)

         THIS LEASE, made this 15th day of June, 1999, by and between GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri corporation, whose address is 700 Market Street, St. Louis, Missouri 63101, (the "Landlord"), and MEGA Systems and Chemicals, Inc., whose address is 450 North McKemy Avenue, Chandler, AZ (the "Tenant").

ARTICLE I. DEFINITIONS.

1.1 Base Rent: $39,184.00 per month, subject to rent escalations or modifications set out in a Rider attached hereto and incorporated herein by this reference.

1.2 Base Year. The calendar year in which this Lease commences.

1.3 Premises: The Premises as outlined on Exhibit A attached hereto and located at (Street Address:) Tempe Business Center, Building 5, 1320 West Auto Drive, (City:) Tempe (State:) Arizona. The Premises shall include all parking areas, truck loading areas, driveways, landscaped areas and appurtenances associated therewith or with the Building. The Premises currently contains 43,542 square feet of space and it is anticipated that Tenant shall construct 9,409 square feet of mezzanine space in accordance with Rider Five attached hereto, for a total of 52,951 square feet of space.

1.4 Building/s and Center: The Building in which the Premises is located, such Building containing approximately 43,542 square feet of space on the ground floor and to contain 9,409 square feet on the mezzanine floor. The Center is all the land, improvements and appurtenances depicted on Exhibit A attached hereto, in which the Building, Premises and Common Area are located and commonly referred to as: (Name of Center:) Tempe Business Center.

1.5 Common Area: The term "Common Area" means all the areas of the Center designed for the common use and benefit of the Landlord and all of the tenants, their employees, agents, customers and invitees. The Common Area includes, but not by way of limitation, parking lots, truck courts, lobbies, atriums, landscaped and vacant areas, driveways, walks and curbs with facilities appurtenant to each as such areas may exist from time to time.

1.6 Lease Term: Tenant agrees to diligently pursue the completion of its tenant improvements. The Lease Term shall commence the earlier of August 1, 1999 or the date on which the City of Tempe issues a certificate of occupancy pertaining to the Premises. The Lease Term shall run for 10 years, expiring on the last day of said tenth year.

1.7 Rent: All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to this Lease, including Base Rent and Additional Rent.

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1.8 Additional Rent: All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to this Lease other than Base Rent.

1.9 Tenant's Proportionate Share: The percentage figure determined by dividing the number of square feet in the Premises by the total number of square feet in all of the Buildings in the Center (this paragraph is applicable when the Center contains more than one Building) owned by Landlord, as determined by Landlord in its reasonable judgment.

ARTICLE II. THE DEMISED PREMISES.

2.1 Lease of the Premises. In consideration of the Rents, covenants and conditions hereinafter provided to be paid, kept, performed and observed, Landlord leases to Tenant and Tenant hereby rents from Landlord the Premises, upon all the terms and conditions set forth in this Lease.

2.2 Use of Common Area. Landlord grants Tenant the nonexclusive revocable use of the Common Area by Tenant, Tenant's employees, agents, customers and invitees, under all the terms and conditions hereof, which use shall be subject at all times to such reasonable, uniform and non-discriminatory rules and regulations as may from time to time be established by Landlord.

2.3 Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent herein provided and on keeping and performing the covenants, agreements and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the Lease Term, subject, however, to the terms and conditions of this Lease.

ARTICLE III. TERM OF THE LEASE.

3.1 Term. Tenant shall have and hold the Premises for and during the Lease Term subject to the payment of the Rent and the full and timely performance by Tenant of all the covenants and conditions set forth in this Lease.

3.2 Tender of Possession. Landlord shall use its best efforts to tender possession of the Premises to Tenant at the commencement of the Lease Term or at such earlier time as is necessary for Tenant to commence construction of the Tenant Improvements in accordance with Rider Five attached hereto. Landlord shall not be subject to any liability for any failure to tender possession of the Premises to Tenant, provided that such failure occurred as a consequence of any circumstance or cause beyond Landlord's reasonable control, including, but not limited to, any Act of God or the failure of a prior tenant to vacate all or any portion of the Premises.

3.3 Holding Over. In the event of a holding over by Tenant or any of its successors in interest after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a tenant at sufferance and shall pay as liquidated damages, one and one-half times (150%) Rent for the entire holdover period and all attorney's fees and expenses incurred by Landlord in enforcing its rights hereunder. Any holding over with the consent of Landlord shall

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constitute Tenant becoming a month-to-month tenant upon and subject to all the terms, covenants and conditions of this Lease.

ARTICLE IV. RENT.

4.1 Base Rent. Tenant covenants to pay without notice, deduction, set-off or abatement to Landlord the Base Rent in lawful money of the United States in equal consecutive monthly installments in advance on the first day of each month during the Lease Term. Base Rent for any partial month shall be prorated on a per diem basis. Base Rent shall be payable to Landlord at Landlord's Address or such other place as Landlord may designate from time to time in writing. Tenant shall pay the first full month's Base Rent upon execution of this Lease.

4.2 Additional Rent. For the calendar year 1999, Tenant shall pay $3,641.07 per month to Landlord as Additional Rent; provided, however, in the event the square footage of the mezzanine space exceeds 9,409 square feet, said monthly payment shall be increased at the rate of $.07 per square foot per month for each excess square foot. Additional Rent is subject to periodic adjustments as provided herein. Additional Rent shall be due and payable during each month of abated Base Rent, if any. Tenant covenants to pay without notice, deduction, set-off or abatement to Landlord the Additional Rent in lawful money of the United States in equal consecutive monthly installments in advance on the first day of each month during the Lease Term. Additional Rent for any partial month shall be prorated on a per diem basis. Additional Rent shall be payable to Landlord at Landlord's Address or such other place as Landlord may designate in writing. In order to provide for current payments of Additional Rent, Tenant agrees to pay an amount of Additional Rent reasonably estimated by Landlord from time to time commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such Additional Rent. If, as finally determined, at the close of books for the calendar year and within sixty (60) days after the end of said calendar year, the amount of Additional Rent owing by Tenant shall be greater than or less than the aggregate of all installments so paid to Landlord for each calendar year, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment, as the case may be. It is the intention hereunder to estimate the amount of Additional Rent for each calendar year and then to adjust such estimate in the following year based on the actual amount of Additional Rent owing. The obligation of Tenant with respect to the payment of Additional Rent shall survive the termination of this Lease with regard to Additional Rent attributable to any full and/or partial year immediately preceding the termination of this Lease for which the amount of any underpayment has not yet been calculated pursuant hereto. Any payment, refund or credit made pursuant to this paragraph shall be made without prejudice to any right of Tenant to dispute the amount of Additional Rent owing, or the right of Landlord to correct any items as billed pursuant to the provisions hereof. Within 30 days of the date Landlord notifies Tenant of the amount of Additional Rent owing, Tenant or its authorized agent at Tenant sole cost and expense shall have the right to inspect the books of Landlord during the business hours of Landlord at such location that Landlord may specify, for the purpose of verifying such amount. Unless Tenant asserts specific errors within such 30 days, such notification by Landlord shall be deemed to be correct. No decrease in Additional Rent shall reduce Tenant's liability hereunder below the amount of Base Rent payable hereunder.

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4.2(a) Utilities and Services. Except to the extent of Landlord's sole negligence in connection with an interruption of utility services which is not cured for three (3) business days after Landlord's receipt of written notice, Landlord shall not be liable for any interruption or failure whatsoever in utility services, Tenant shall contract in its own name and pay all charges for electricity, gas, fuel, telephone, water, sewer and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided. Additionally, containerized rubbish collection bins will be provided to the Building, and Tenant agrees to pay to Landlord as Additional Rent, the service cost of such bins. Landlord may, however, require Tenant to contract for his own rubbish collection.

4.2(b) Insurance. Tenant shall pay to Landlord as Additional Rent Tenant's Share (or, Tenant's Proportionate Share in the event there is more than one Building in the Center and the cost is not billed separately for the Premises) of the cost of the premiums for the all risk, fire and extended coverage insurance that Landlord maintains for the Center or Building.

4.2(c) Real Estate Taxes. Tenant shall pay to Landlord as Additional Rent Tenant's Share (or, Tenant's Proportionate Share in the event there is more than one Building in the Center and the items are not billed separately for the Premises) of all real estate taxes, assessments, occupational taxes or excise taxes levied on rentals derived from operation of the property, and any other government or private subdivision levies or charges, whether general or special, ordinary or extraordinary, which are assessed or imposed upon all or part of the Center, together with any of the expenses of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments. Although no tax contest shall excuse Tenant from its obligation to pay its share of taxes as and when required by this Lease, Tenant shall have the right to challenge such assessments through legal means at its own expense provided Tenant posts a security bond acceptable to Landlord and holds Landlord and the Premises harmless from the consequences of Tenant's participation in such contest. In the event Landlord, or any tenant of the Center, including Tenant, obtains a refund, such refund shall first be applied to the costs and fees incurred in obtaining such refund and then shall be distributed pro rata to the parties paying such taxes.

         If the Lease Term shall end during a tax year ("tax year" shall mean the annual period for which Real Estate Taxes are assessed and levied) of which only part is included in the Lease Term, the amount of such Additional Rent shall be prorated on a per diem basis and shall be paid on or before the last day of the Lease Term. If the Lease Term ends in any tax year before the amount to be payable by Tenant has been determined under the provisions of this Section, an amount payable for the portion of the Lease Term during the tax year shall be reasonably estimated by Landlord and the estimated amount shall be promptly paid by Tenant. As soon as the amount properly payable by Tenant for the partial period has finally been determined, the amount shall be adjusted between Landlord and Tenant. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises.

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4.2(d) HVAC Maintenance. Tenant shall pay all expenses incurred to repair the heating, ventilating and air conditioning equipment servicing the Premises.

Further, within thirty (30) days from the Commencement Date of the Lease, Tenant shall provide Landlord with evidence of a fully executed HVAC maintenance contract. The HVAC maintenance contract shall be performed by a mechanical contractor, licensed in the state of Arizona, and shall provide for no less than quarterly (4x per year) preventative maintenance services.

Should Tenant fail to provide the HVAC maintenance contract as specified above, Landlord may enter into an HVAC maintenance service contract on Tenant's behalf and bill such expenses back to Tenant as Additional Rent.

4.2(e) Common Area Expenses. Tenant will pay to Landlord as Additional Rent Tenant's Share (or, Tenant's Proportionate Share in the event there is more than one Building in the Center and the expenses are not billed separately for the Premises) of the Common Area Operating Cost.

         "Common Area Operating Cost" means the Landlord's total cost and expense incurred in owning, operating, maintaining and repairing the Common Area, including but not limited to: costs for all electricity, gas, water, sewer or fuel used in connection with the operation, maintenance and repair of the Common Area; lighting costs; labor costs, including Landlord's share of workmen's compensation and disability insurance, payroll taxes and fringe benefits; managerial, administrative and telephone expenses, related to the Common Area; snow removal, salting and landscaping of Common Area; property management fees not to exceed five percent (5%) of gross income of Center; and all other expenses of maintenance and repair of the Common Area, To the extent that Landlord elects to provide services which are not separately metered or directly billed to Tenant, such as water, sewer and trash hauling, the costs of such services shall be included in Common Area Operating Cost. Common Area Operating Cost shall not, however, include interest on debt, capital retirement of debt, depreciation, costs properly chargeable to the capital account, except for capital expenditures which reduce other operating expenses or such capital expenditures that are required by changes in any governmental law or regulation in which case such expenditures, plus interest on the unamortized principal investment at ten (10%) percent per annum, shall be amortized over the life of the improvements, and such costs shall be directly chargeable by the Landlord to Tenant in the Tenant's Share (or, Tenant's Proportionate Share in the event there is more than one Building in the Center and the costs are not billed separately for the Premises).

4.2(f) Rent or Sales Taxes. Tenant shall pay to Landlord as Additional Rent any Sales or Rent Taxes, however named or designated, levied on any form of Rent or Additional Rent.

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4.3 Late Payment. Tenant's failure to make any rental payment or other payment required of Tenant hereunder within five (5) days of the due date therefor shall automatically result in the imposition of a service charge in the amount of three percent (3%) of such payment, without notice.

ARTICLE V. LANDLORD'S RIGHTS AND OBLIGATIONS.

5.1 Maintenance by Landlord. During the Lease Term, Landlord shall operate and maintain the Common Area and shall keep and maintain the roof, exterior walls (excluding doors, glass or plate glass), gutters and downspouts of the Building/s in good condition and repair, but shall be under no obligation and shall not be liable for any failure to make such repairs until and unless Tenant notifies Landlord in writing of the necessity therefor, in which event Landlord shall have a reasonable time thereafter to make such repairs. Landlord reserves the right to the exclusive use of the roof and exterior walls of the Building/s which Landlord is so obligated to maintain and repair. Landlord further reserves the right to place, install, maintain, carry through, repair and replace such utility lines, air ducts, pipes, wires, appliances, tunneling and the like in, over, through and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or any other portions of the Center. If any portion of the Center which Landlord is obligated to maintain or repair is damaged by the negligence of Tenant, its agents, employees or invitees, then repairs necessitated by such damage shall be paid for by Tenant. If the maintenance or repair is not made necessary by the negligence of Tenant, its agents, employees or invitees, then Tenant shall pay to Landlord, as Additional Rent, Landlord's cost and expense incurred for such repair and maintenance, less a proportionate share of any recovery by Landlord for such costs and expenses incurred.

5.2 Mortgage and Transfer; Estoppel Certificates. Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the Center, the Building/s or the Premises, this Lease, and all or any part of the rights now or thereafter existing therein and all Rents and amounts payable to Landlord under the provisions hereof. In the event of any such transfer or transfers, upon transferee's agreement to attorn to this Lease Landlord herein named (and in the case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed. The rights of the Tenant under this Lease shall be subject and subordinate to all instruments executed and to be executed in connection with the exercise of any such rights, including, but not limited to, the lien of any mortgage, deed of trust, or security agreement now or hereafter placed upon Landlord's interest in the Premises. This paragraph shall be self-operative. However, Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien, of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or mortgagee or proposed mortgagee or holder of any security agreement and hereby irrevocably appoints Landlord as its agent and attorney-in-fact to execute and deliver any such instrument for and in the name of Tenant. Tenant shall, within ten (10) days after written request of Landlord, execute, acknowledge, and deliver to Landlord or to any person designated by Landlord, any estoppel certificates requested by Landlord from time to time, which estoppel certificates shall show

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whether the lease is in full force and effect and whether any changes may have been made to the original lease; whether the term of the lease has commenced and full rental is accruing; whether there are any defaults by Landlord and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Landlord have been completed; and whether rent has been paid more than thirty (30) days in advance and that there are no liens, charges, or offsets against rentals due or to become due and that the address shown on such estoppel certificate is accurate.

5.3 Landlord's Inability to Perform. If, by reason of any cause beyond the reasonable control of Landlord including "Acts of God," Landlord shall be unable to perform or shall be delayed in the performance of any covenant or to supply any service, such nonperformance or delay in performance shall not render Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of rent or relieve Tenant from the fulfillment of any covenant or agreement contained in this Lease. Should any circumstances described herein prevent or delay Tenant's ability to supply any service, except payment of Base Rent and/or Additional Rent, such non-performance or delay in performance shall not render Tenant liable for damages to Landlord.

5.4 Rights of Landlord. Landlord may enter upon the Premises for the purpose of exercising any or all of the rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant. The reservation of these rights by Landlord shall not render Landlord liable for not performing any of the matters specified herein.

         5.4(a) Name of Center/Building. To change the name of the Building/s or the Center without notice or liability of the Landlord to Tenant;

         5,4(b) Redecorate. During the last ninety (90) days of the Lease Term or any renewal or extension thereof, if during or prior to that time Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy;

         5.4(c) Re-Lease. To exhibit the Premises to others and to display "For Lease" signs on the Premises during the last one hundred eighty (180) days of the Lease Term or any renewal or extension thereof;

         5.4(d) Vehicles. To remove abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of the parking lot by others, and to charge the responsible tenant for such removal expense;

         5.4(e) Preservation of Center. To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Premises, the Building/s or to the Center, adding and/or excluding additional areas to or from the Center, constructing additional buildings and other improvements in the Center, removing or relocating the whole or any part of any Building or other improvements in the Center, or relocating any other tenant in the Center, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Center or the

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         Landlord's interests, or as may be necessary or desirable in the operation of the Premises or the Center. It is further understood that the existing layout of the buildings, walks, roadways, parking areas, entrances, exits, and other improvements shall not be deemed to be a warranty, representation or agreement on the part of the Landlord that the Center will remain exactly as presently built. Notwithstanding anything herein to the contrary, in no event shall Landlord make any alterations, changes or additions to the Premises that adversely affects the Tenant's use and quiet enjoyment of the Premises.

ARTICLE VI. TENANT'S RIGHTS AND OBLIGATIONS.

6.1 Acceptance of Premises. Landlord will complete the Premises in its shell condition in accordance with the plans delivered to Tenant on December 16, 1998 and stamped June 6, 1998 by Balmer Architectural Group. Tenant acknowledges that it will examine the Premises within five (5) days after full execution of this Lease and shall be deemed to have accepted the Premises in its present condition, unless Tenant furnishes Landlord written notice specifying any defect in the construction or condition of the Premises within said five (5) day period. In the event Tenant notifies Landlord of a defect pursuant hereto, Landlord shall have the right to elect to cure such defect or terminate this Lease, in its good faith discretion.

6.2 Alterations and Additions. Tenant shall not make any alterations, improvements, or additions to the Premises exceeding $5,000.00 without the prior written consent and approval of plans therefor by Landlord, whose consent shall not be unreasonably withheld or delayed. Alterations, improvements or additions made by either of the parties upon the Premises, except moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without molestation, injury or damage unless Landlord elects to require Tenant to remove such alterations or improvements from the Premises at the expiration of this Lease. In the event damage shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be repaired at the cost of Tenant.

6.3 Assignment and Subletting. Tenant shall not assign or hypothecate this Lease to a non-related entity or sublet all or any part of the Premises to a non-related entity without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall give notice in writing (by certified mail or by personal delivery) of any intention to assign this Lease or sublet the Premises to Landlord and, thereupon, Landlord shall, within thirty
(30) days of receipt of such notice, have the right to unilaterally terminate this Lease or to approve said assignment or subletting by written notice to Tenant. If the assignment or subletting is approved and rents under the sublease are greater than the rents provided for herein, then Landlord shall have the further option either (a) to convert the sublease into a prime Lease and receive all of the rents, in which case Tenant will be relieved of further liability hereunder and under the proposed sublease, or (b) to require Tenant to remain liable under this Lease, in which event Tenant shall be entitled to retain such excess rents. If the assignment or subletting is approved and rents under the sublease are less than the rents provided for herein, Tenant shall remain liable under all the covenants and conditions of this Lease. Landlord may withhold its consent to any proposed

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assignee or subtenant which in Landlord's judgment (a) would conflict with the tenancy, use or business of any other tenant or the tenant mix of the Center,
(b) has a net worth and/or credit history inferior to that of Tenant, or (c) is currently a tenant or negotiating for space in the Center, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any related entity which controls, is controlled by or is under common control with Tenant, provided that said assignee or subtenant assumes, in full, the obligations of Tenant under this Lease. However, it is understood and agreed that any such assignment or sublease shall not, in any way, affect, limit or relieve Tenant's obligation under the terms of this Lease. Tenant or Tenant's agent shall not display signs for sublease on the Premises.

6.4 Locks. All keys must be returned to Landlord at the expiration or termination of the Lease.

6.5 Maintenance by Tenant. Tenant shall be responsible for all maintenance and repair to the Premises of whatsoever kind or nature that is not herein set forth specifically as the obligation of Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair free from filth, overloading, danger of fire or any pest or nuisance, repair any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the Premises by Tenant's equipment or installations. Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. In the event Tenant fails to maintain the Premises as provided for herein, Landlord shall have the right, but not the obligation, to perform such maintenance as is required of Tenant in which event Tenant shall reimburse Landlord for its costs in providing such maintenance or repairs together with a ten (10%) percent charge for Landlord's overhead and Tenant shall promptly reimburse Landlord for such amount.

6.6 Mechanic's Liens. Tenant will not permit any mechanic's liens for work performed at the request of or permitted by Tenant, or other liens, to be placed upon the Premises, the Building/s or the Center during the Lease Term or any extension or renewal thereof, and in case of the filing of any such lien, Tenant will promptly pay same. Tenant agrees to pay all legal fees that might be incurred by Landlord because of any mechanic's liens being placed upon the Premises, the Building/s or the Center, as a result of Tenant's actions.

6.7 Redelivery of Premises. No later than the last day of the Lease Term (or any renewals or extension thereof), Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of such property under the supervision and approval of Landlord and surrender the Premises broom clean in as good a condition as they were in at the beginning of the Lease Term, reasonable wear and tear excepted.

6.8 Signs and Advertisements. Tenant shall not put nor permit to be put upon any part of the Premises, the Building/s or the Center, at places visible from anywhere outside of the Premises or from public and common areas within the Premises, any signs, inscriptions, billboards, notices or advertisements whatsoever in any location or in any form without first obtaining Landlord's prior written consent, which shall not be unreasonably withheld, and Tenant shall be assessed a charge of $50.00 per day per sign, billboard or advertisement if Tenant fails to obtain the written consent of Landlord prior to placing any such signs. Landlord shall specify the color, size, style and material to be used on any permitted signs. All exterior and interior signs must be installed

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by Landlord or someone designated by Landlord and the actual cost thereof shall be paid by Tenant and all such signs are so placed at the risk of Tenant.

6.9 Use of Common Areas. Tenant shall not use any part of the Center exterior to the Premises for outside storage. No trash, crates, pallets, or refuse shall be permitted anywhere on the Center outside of the Building/s by Tenant except in enclosed metal containers to be located as directed by Landlord. Tenant shall not park any trucks or trailers, loaded or empty, except in front of the loading areas.

6.10 Use of Premises. The Premises hereby leased shall be used by Tenant only for manufacturing, assembling and marketing of chemical distribution systems and related activities and for no other purposes other than as may hereafter be approved by Landlord in writing. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises, including or relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substances (as defined in Section 6.11 below). Tenant, its employees and all persons visiting or doing business with Tenant in the Premises shall be bound by and shall observe the Rules attached to this Lease, as Exhibit B and made a part hereof.

6.11 Hazardous Substances. Tenant shall not cause or permit any Hazardous Substances (being hazardous or toxic substances, materials, or wastes as defined or established from time to time by applicable local, state, or federal ordinances, statutes, or regulations) to be brought upon, or kept or used in or about the Premises, the Building/s or the Center by Tenant, its agents, employees, contractors, or invitees, unless (a) such Hazardous Substances are necessary for Tenant's business (as such business is a permitted use under Section 6.10 above), and (b) Tenant first obtains the written consent of Landlord. Whether or not Landlord has given such consent, if a release of Such Hazardous Substances occurs (whether caused by Tenant or not), Tenant shall immediately notify Landlord, and as to any such release that has been caused or permitted by Tenant: (i) Tenant shall immediately and entirely remove such released Hazardous Substance/s in a manner fully in compliance with all laws pertaining to the removal and storage or deposit thereof; and (ii) Tenant hereby agrees to indemnify and hold Landlord harmless as provided in Section 7.3 below, as a result of (a) Tenant's failure or delay in properly complying with any law, order, rule, or regulation, or other requirements referred to in
Section 6.10 above, or (b) any adverse effect which results from the presence of, discharge of, or release of any Hazardous Substances in, about or from the Premises, the Building/s, the Center, or any Common Areas. This indemnification by Tenant of Landlord shall survive the termination of this Lease. Further, upon reasonable evidence that a release of a hazardous substance has occurred, Tenant shall, upon Landlord's demand and at Tenant's sole expense, demonstrate to Landlord (through such tests, professional inspections, sampling or otherwise as is, in Landlord's sole judgment, sufficient for the purpose) that Tenant has fully and completely removed, cleaned up, detoxified or de contaminated any releases or discharges of Hazardous Substances in or upon the Premises, Building/s, Center, or Common Areas.

Landlord warrants that as of the date of execution hereof and to the best of its knowledge, there are no hazardous substances stored on or within the Premises and Building, utilized in the construction of the Premises and Building or existing in the Premises and Building that would constitute a violation of any applicable law, code or ordinance.

Tenant shall be responsible for causing the Premises to at all times be in compliance with the terms and regulations of the Americans with Disabilities Act of 1991 (the "ADA"), including, but not limited to, the design and installation of any improvements, additions or alterations to the Premises, Furthermore, Tenant shall operate the Premises at all times and its business thereon in a manner to comply with the ADA. Landlord reserves the right to hereafter modify, from time to time, the policies, practices, rules regulations and procedures applicable to the Premises, to the extent necessary to comply with the ADA.

ARTICLE VII. INSURANCE.

7.1 Liability Insurance. Tenant covenants and agrees to maintain on the Premises at all times during the Lease Term, or any extension or renewal thereof, a policy or policies of commercial general liability insurance with not less than $ 1,000,000.00 combined single limit for both bodily injury and property damage.

7.2 Fire and Extended Coverage Insurance. Landlord shall, throughout the Lease Term, or any extension or renewal thereof, maintain fire and extended coverage
(FEC) insurance on the property owned by Landlord located on the Center in such amounts and with such deductibles as Landlord shall determine. Landlord shall not in any way or manner insure any property of Tenant or any property that may be in the Premises not owned by Landlord. Tenant shall comply with all insurance regulations so that the lowest fire, lightning, explosion, extended coverage and liability insurance rates may be obtained; and nothing shall be done or kept in or on the Premises by Tenant which will cause an increase in the premium for any such insurance on the Premises or on any Building/s of which the Premises are a part or on any contents located therein, over the rate usually obtained for the proper use of the Premises permitted by this Lease or which will cause cancellation of any such insurance.

7.3 Indemnification of Landlord. Tenant shall indemnify and hold Landlord harmless from and against any and all actions, claims, demands, costs, damages, expenses of any kind, and against any and all losses (including loss of rentals payable by Tenant or other tenants) which may be imposed upon, incurred by, or asserted against Landlord in connection with loss of life, bodily and personal injury or damage to property arising from any occurrence in, upon or at the Premises, or any part thereof, or occasioned wholly or in part by any act or omission of Tenant or by any one permitted to be on the Premises by Tenant, or by reason of Tenant's occupancy of the Premises or Tenant's negligent performance of or failure to perform any of its obligation under this Lease. Tenant assumes all risk of and Landlord shall not be liable for injury to person or damage to property resulting from the conditions of the Premises or from the bursting or leaking of any and all pipes, utility lines, connections, or air conditioning or heating equipment in, on or about the Premises, or from water, rain or snow which may leak into, issue or flow from any part of the Building/s. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

7.4 Additional Insured. Any insurance policies of Tenant required or maintained hereunder shall name Landlord as additional insured.

ARTICLE VIII. EMINENT DOMAIN AND DAMAGE OR DESTRUCTION.

8.1 Eminent Domain. In the event that title to the whole or a substantial part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and Landlord shall be entitled to receive the entire award, Tenant hereby assigning to Landlord the Tenant's interest therein, if any. However, nothing herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant or for the interruption of or damage to Tenant's business or for Tenant's moving expenses. A sale to a public or quasi-public authority under threat of condemnation shall constitute a taking by eminent domain. In the event that title to a part of the Building/s other than the Premises shall be so condemned or taken, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date herein set for the expiration of the Lease Term, and the Rent hereunder shall be apportioned as of such date. In the event of any condemnation or taking of any portion of the parking area of the Center which does not result in a reduction of the parking area by more than twenty percent (20%), the terms of this Lease shall continue in full force and effect. If more than twenty percent (20%) of the parking area is taken, either party shall have the right to terminate this Lease upon giving written notice to the other party within thirty (30) days of such taking.

8.2 Damage or Destruction. If the Premises, the Building/s or the Center or any part thereof is damaged by fire or other casualty, cause or condition whatsoever and Landlord shall determine not to restore said Premises, Building/s or Center, Landlord may, by written notice to Tenant given within sixty (60) days after such damage, terminate this Lease, effective as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable, Landlord, at its expense, shall restore the same with reasonable promptness to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Lease Term. Landlord shall be under no obligation to restore any alteration, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant or reimbursed by Tenant.

         If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable and, if Landlord has not given the sixty (60) day notice above provided for and fails within one hundred twenty (120) days after such damage occurs to eliminate substantial interference with Tenant's use of said Premises or to substantially restore said Premises, provided that Landlord has not in good faith commenced to eliminate such substantial interference with Tenant's use or to substantially restore the Premises, within said one hundred twenty day period, Tenant may terminate this Lease after the end of said one hundred twenty
(120) days, effective as of the date such damage occurs, by notice to Landlord given not later than ten (10) days after expiration of said one hundred twenty
(120) day period. Tenant may not terminate the Lease under this provision if Landlord has in good faith commenced restoration of the Premises within said one hundred twenty (120) days, but Landlord is not able to complete restoration within said one hundred twenty day period due to circumstances beyond the reasonable control of Landlord and so long as Landlord continues in good faith to complete such restoration as soon as possible after the end of said one hundred twenty day period. If the Premises are rendered totally untenantable but this Lease is not terminated, all Rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, Rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by Tenant until the damaged part is ready for Tenant's occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control. In any event, Tenant shall be responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or else Tenant must reimburse Landlord for the cost of removal.

ARTICLE IX. DEFAULT AND REMEDIES.

9.1 Events of Default. The occurrence of any one or more of the following events shall constitute a Default and a material breach of this Lease by Tenant.

         9.1 (a) Nonpayment. Failure of Tenant to pay any installment of Rent or other sum payable to Landlord hereunder on the date that same is due and such failure shall continue for a period of five (5) days; or

         9.1(b) Noncompliance. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and such failure shall not be cured within fifteen
         (15) days after written notice thereof has been delivered by Landlord to Tenant (or, if such default is of such a nature that it cannot be cured with due diligence within fifteen (15) days, Tenant shall fail or refuse to commence such cure within said fifteen (15) day period and thereafter diligently in good faith pursue the same to completion; in no event, however, shall the cure period, as extended hereby, exceed thirty (30) days); or

         9.1(c) Bankruptcy; Insolvency. The filing by or against Tenant or any guarantor of Tenant's obligations hereunder of a petition in bankruptcy or for liquidation, or adjudication as a bankrupt or insolvent; or the appointment of a receiver or trustee for all or substantially all of the assets of Tenant or any such guarantor; or insolvency, the making of an assignment for the benefit of creditors, or the making of a transfer in fraud of creditors by Tenant or any such guarantor; or

         9.1(d) Abandonment. Abandonment by Tenant of any substantial portion of the Premises or cessation of use of the Premises for the purpose leased.

9.2 Remedies. In the event of the occurrence of any Default, Landlord shall have the right, without further notice to or demand upon Tenant and without being liable to Tenant for any damages or to any prosecution therefor, to do any and all of the following:

         9.2(a) Repossession and Sale. Re-enter and take exclusive possession of the Premises with or without force or legal process, refuse to allow Tenant to enter the same or have possession thereof, change the locks on the doors to the Premises, take possession of any furniture or fixtures or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions bylaw), sell the same at public or private sale without notice and apply the proceeds thereof to the costs of sale, payment of damages and payment of all sums owing under this Lease; and/or

         9.2(b) Re-leasing. Relet the Premises as agent of Tenant for the balance of the term of this Lease or for a shorter or longer term and receive the rents therefor, applying them first to the payment of the expense of such reletting, and second to the payment of damages suffered to the Premises, and third to all sums due and to become due under this Lease, Tenant remaining liable for and hereby agreeing to pay Landlord any deficiency; and/or

         9.2(c) Cancellation. Cancel and terminate the remaining term of this Lease, and re-enter and take possession of the Premises free of this Lease. Thereafter this Lease shall be null and void and the Rent in such case shall be apportioned and paid on and up to the date of such entry. Thereafter both parties shall be released and relieved from and of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for all loss and damage resulting from such breach or default; and/or

         9.2(d) Anticipatory Breach. Treat such default as an anticipatory breach of this Lease and, as liquidated damages for such default, be entitled to the difference, if any, between the sum which, at the time of such termination for anticipatory breach represents the then present worth (computed at ten percent (10%) per year) of the excess aggregate rents and additional rents payable hereunder that would have accrued over the balance of the Lease Term (including renewals) had such term not been prematurely terminated, over the aggregate market rental value of the Premises over the term (including renewals) that the Lease would have run had it not been prematurely terminated; and/or

         9.2(e) Attorney's Fees. Recover from Tenant, Landlord's reasonable attorney's fees incurred in enforcing its rights hereunder.

9.3 Remedies Cumulative. All rights and remedies expressly provided in this Lease for Landlord's protection shall be cumulative as to each other and of any other rights and remedies provided hereunder or by law.

9.4 No. Waiver. A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default or of any other or the same term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

ARTICLE X. MISCELLANEOUS.

10.1 Bankruptcy or Assignment to Trustee. Neither this Lease nor any interest herein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law during the term of this Lease or any renewal thereof.

10.2 Brokers. Except as may be expressly set forth to the contrary in a Rider attached hereto, each party represents to the other that no person or entity is entitled to any brokerage commission or finder's fee on account of the execution, delivery, and consummation of this Lease. Tenant hereby agrees to indemnify Landlord and to hold Landlord free and harmless of and from any and all claims, losses, damages, costs and expenses of whatever nature, including attorneys' fees and costs of litigation arising from or relating to any brokerage commissions or finder's fees incurred by Tenant in connection with this Lease.

10.3 Cautions. The captions in this Lease are for convenience and reference only and shall in no way be held to modify, amplify, or limit the terms and provisions in this Lease.

10.4 Certificates of Occupancy. Tenant may, prior to the commencement of the Lease Term, apply for a certificate of occupancy to be issued by the municipality in which the Premises are located, but this Lease shall not be contingent on issuance thereof.

10.5 Entire Agreement. This Lease including its Exhibits and Riders, if any, contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof.

10.6 Joint and Several Liability of Multiple Tenants. If there is more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants jointly and severally.

10.7 Notices. Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed to have been properly delivered if sent by certified mail, return receipt requested, postage prepaid, to Landlord at Landlord's Address and to Tenant at the Premises, or to such other place as Landlord or Tenant may designate in writing. The date of mailing shall be deemed the date of delivery.

10.8 Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, then all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those which are held invalid or unenforceable, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

10.9 Recording. This Lease shall not be recorded by either party without the written consent of the other.

10.10 Successors. The agreements, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto.

10.11 Use of the Singular; Gender. The terms "Landlord" and "Tenant," and pronouns representing the same, wherever used herein shall include the plural as well as the singular, the feminine as well as the masculine.

10.12 CC&Rs. It is hereby acknowledged that the Center is subject to that certain Declaration of Covenants, Conditions, Restrictions and Easements for Autoplex II executed by SunCor Development Company and Plumcor Realty Investors One, L.L.C. on October 23, 1996 and recorded November 1, 1996 as Instrument No. 96-0776288 in the Official Records of Maricopa County, Arizona ("CC&Rs"), the rules, Articles of Incorporation and Bylaws of the Autoplex II Owners Association, and the Development Guidelines adopted pursuant to the CC&Rs. Any violation of the CC&Rs or other documents listed above shall constitute a default under this Lease.

10.13 Rider. Riders One through Six consisting of 15 pages in all, are attached hereto and made a part hereof.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereinabove stated.

                                       LANDLORD:
                                       GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri Corporation

                                       BY: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           [ILLEGIBLE]
                                           AUTHORIZED REPRESENTATIVE

                                       TENANT:
                                       MEGA SYSTEMS AND CHEMICALS, INC.

                                       BY: /s/ Daniel Robin
                                           -------------------------------------
                                       NAME: Daniel Robin
                                       TITLE: [ILLEGIBLE]

                                   EXHIBIT A

                             TEMPE BUSINESS CENTER

                                  (FLOOR PLAN)

                                   EXHIBIT B
                                     RULES

1. Telephone Connections. If Tenant desires telegraphic, cable television, or telephone connections, Landlord will direct electricians or technicians where the wires are to be introduced, and without such direction no boring or cutting for wires shall be permitted.

2. Submission of Plans. Tenant shall submit to Landlord for Landlord's approval, a copy of its construction and equipment layout plan prior to commencement of construction. In the event that Tenant is unable to obtain Landlord's approval for said plans and layout, this Lease shall at Tenant's sole option be deemed null and void and any amounts paid by Tenant to Landlord pursuant to this Lease shall be reimbursed to Tenant without offset.

3. No Nuisances. Tenant shall not do or permit anything to be done to injure or deface the Building/s nor the woodwork or walls of the Premises, nor carry on upon the Premises any noisome, noxious, noisy or offensive business, nor conduct an auction therein, nor interfere in any way with other tenants or those having business with them, nor shall Tenant do or permit anything to be done in the Premises which will be dangerous to life, or limb, or which will tend to create a nuisance or injure the reputation of the Building/s. Tenant shall not use burning fluid, camphene, alcohol, kerosene, or anything else in order to light or heat the Premises except steam, gas or electricity. Tenant shall not bring into the Premises or keep therein any heating or lighting apparatus other than that provided by Landlord; or install any air conditioning or air cooling apparatus without the written consent of Landlord; or in any way injure, modify, or tamper with any of such apparatus in any manner or in violation of the regulations of the Fire Department, or with any insurance policy upon said Building/s or any part thereof. Tenant shall not do or permit to be done in the Premises any activity in conflict with any of the laws, rules or regulations of any governmental agency or municipality having jurisdiction, or use the Premises for an illegal or immoral purpose. No beer, wine or intoxicating liquor shall be sold on or about the Premises without the written consent of Landlord in each instance.

4. Passageways. The sidewalk, passages, lobbies, corridors, elevators and stairways shall not be obstructed by Tenant; or used except for ingress and egress from and to the Premises. The doors, skylights, windows and transoms that reflect or admit light into passageways or into any place in said Building/s, shall not be covered or obstructed by Tenant.

5. Water Closets. The water closets and other apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. Any damage resulting to such apparatus from misuse shall be borne by the tenant who shall cause it.

6. No Lodging. No room or rooms on or about the Premises shall be occupied or used as sleeping or lodging apartments.

7. Lock all Doors. Tenant shall, when leaving the Premises at close of business, or unoccupied at any time, lock all doors and windows and for any default or carelessness in this respect shall make good all injuries sustained by other tenants and by Landlord or by either of them, for damages resulting from such default or carelessness.

8. No Animals. No animal or bird shall be allowed in any part of the Premises or Building/s without the consent of Landlord.

9. No Accumulation of Rubbish. Tenant shall not accumulate or store on or about the Premises any waste paper, discarded records, paper files, sweepings, rags, rubbish or other combustible matter other than the normal accumulation needed to conduct the Permitted Use of the Premises, Nothing shall be thrown by Tenant, its employees or guests, put of the windows or doors or down the passages or skylights or over balcony rails of the Building/s or in the parking areas.

10. Exclusion of Peace Disturbers. Landlord reserves the right to exclude from the Premises or Building/s all drunken persons, idlers, diseased persons, peddlers, solicitors, persons of a general character or conduct so as to create a disturbance, and persons entering in crowds or in such unusual numbers as to cause inconvenience to tenants of the Building/s.

11. Changes to Rules. Landlord reserves the right to change these rules and to make such other and further reasonable rules and regulations either as it affects one or all tenants as in its judgment may from time to time be needed for the safety, care and cleanliness of the Center, for the preservation of good order therein or for any other cause so long as such change does not adversely affect Tenant's use and quiet enjoyment of the Premises. When such changes are made, such modified or new rules shall be deemed a part hereof with the same effect as if written herein, when a copy shall have been delivered to Tenant or left with some person in charge of the Premises.

12. No Live Christmas Trees. No live or fresh cut Christmas Trees are permitted on or about the Premises.

                                    RIDER ONE

                       MONTHLY RENTAL RATE FOR BUILDING 5

                  Months 1 through 60        $39,184.00/mo. ($.74/sq. ft. NNN)
                  Months 61 through 120      $42,361.00/mo. ($.80/sq. ft. NNN)

The foregoing rents are based upon the anticipated construction of approximately 9,409 sq. ft. of mezzanine space, for a total Premises square footage of 52,951 sq, ft. In the event the final square footage of the mezzanine space exceeds 9,409 sq. ft., the monthly rental rate for the initial term set forth above, the renewal terms set forth in Rider Two, and the Purchase Price set forth in Rider Three shall be increased on a per square foot basis at the per square foot rate set forth in this Lease for such term or price, as applicable. In the event of an increase in rent or price pursuant to the foregoing sentence, Landlord and Tenant shall enter into an amendment of this Lease to reflect said adjustment.

                                           INITIALS:

                                           LANDLORD: /s/ [ILLEGIBLE]
                                                    ----------------------
                                           TENANT: [ILLEGIBLE]

                                    RIDER TWO

                                 RENEWAL OPTION

         Tenant shall have the right and option to renew this Lease for two (2) additional terms of five (5) years each in accordance with the terms and conditions below:

(a) Tenant shall deliver to Landlord written notice of the exercise of Tenant's option to renew the Lease for an additional five (5) year term ("EXTENSION NOTICE") no later than twelve (12) months prior to the end of the initial Lease Term or applicable renewal period. In the event Tenant does not renew the Lease for the first renewal period, Tenant shall not be entitled to the second renewal period.

(b) Tenant, at the time of the delivery of the Extension Notice, shall not be in default under the Lease.

(c)      The Base Rent during the extended Term shall be equal to the lesser of:
         (i) the Fair Market Rent for buildings on the market available for lease in Tempe, Arizona that are similar to the Premises and that have building features including, but not limited to, similar age, quality of construction, similar office improvements, similar parking ratios, building clear height and loading features (the "FAIR MARKET RENT") and
         (ii) the following:

              Months 121 through 180       $45,538.00/mo ($.86/sq. ft. NNN)*
              Months 181 through 240       $49,244.00/mo ($.93/sq. ft. NNN)*

              *Rent schedule is subject to modification pursuant to Rider One.

         Following receipt by Landlord of the Extension Notice, Landlord and Tenant shall have thirty (30) days to agree upon the Fair Market Rent to be charged Tenant during the extended Term, if applicable, with such Fair Market Rent to be unchanged during each year of the, five (5) year extended Term.

(d) In the event that the Landlord and Tenant are unable mutually to agree on the Fair Market Rent within thirty (30) days after Landlord's receipt of tenant's written exercise of its option to renew the Lease, then Landlord and Tenant shall each appoint an M.A.I. qualified appraiser at each party's expense. Within thirty (30) days each appraiser shall render a separate report on their respective opinion of Fair Market Rent at the time of each renewal option. To the extent that the two appraisers' rental rates are within five percent (5%) of each other's rent, then the average of the two appraiser's rents shall apply. If the two appraisers' opinions of the Fair Market Rent are not within five percent (5%) of each other's rent then a third M.A.I. appraiser shall be appointed by the two appraisers to arbitrate and reach the final determination of the Fair Market Rent at the time of the renewal option(s).

(e) Upon determination of the applicable rent for the renewal period, in accordance with the terms of this Rider, Landlord and Tenant shall execute an agreement (the "EXTENSION AGREEMENT") which sets forth the new term and the new rental rate, but which otherwise incorporates all the terms and conditions of this Lease.

(f) The Renewal Option set forth in this Rider is personal to Tenant and may not be exercised or assigned voluntarily or involuntarily by or to anyone other than Tenant, other than Tenant's successor-in-interest with respect to the Leased Premises, without Landlord's prior written consent in its sole discretion.

                                                INITIALS:

                                                LANDLORD: /s/ [ILLEGIBLE]
                                                         -------------------
                                                TENANT: [ILLEGIBLE]

                                   RIDER THREE

                     PURCHASE RIGHT OF FIRST REFUSAL/OPTION

For and in consideration of the rentals and other agreements of this Lease and Rider, Landlord hereby grants to Tenant the right of first refusal ("Right") and option ("Option") to purchase the Premises (Building 5) upon the following terms and conditions.

         (a) Option Period. The Option shall run during the first six (6) months of the Lease Term.

         (b) Exercise of Option. Provided Tenant is not in default under the Lease and further provided that, at the same time as Tenant's exercise of the Option hereunder, Tenant exercises its option to purchase Building 4 of the Center under the Standard Form of Industrial Lease between Landlord and Tenant of even date herewith relating to the leasing of Building 4 to Tenant, the Option may be exercised at any time prior to the expiration of the Option Period by written notice to Landlord as provided in Lease paragraph 10.7.

         (c) Option Purchase Price. Upon Tenant's exercise of the Option, the purchase price for the Premises shall be $4,977,394.00 ($94.00/sq. ft.)* payable by Tenant to Landlord in certified funds at closing.

                  * The purchase price is subject to modification pursuant to Rider One.

         (d) Right of First Refusal Period. The Right shall run during the first twelve (12) months of the Lease Term;

         (e)      Right of First Refusal. At any time during the first twelve
                  (12) months of the Lease Term, if Landlord receives any offer that it intends to accept for the purchase of the Premises, Landlord shall notify and advise Tenant of such offer and intended acceptance and all of the terms and provisions thereof. Tenant shall have ten (10) calendar days thereafter in which to advise Landlord in writing that it agrees to purchase the Premises: (i) on all of such same terms, including, without limitation, the purchase price, set forth in the bona fide offer; or (ii) at the Option purchase price set forth in subpart (c) above (subject to any adjustments pursuant to Rider One). If Landlord does not receive notice of Tenant's exercise of its Right within said ten (10) day period, Tenant shall be deemed to have waived its Right with respect thereto, and Landlord may sell the Premises to anyone else at a price and on terms and conditions no more favorable than those set forth in the written notice to Tenant.

         (f) Title Commitment and Survey. (The following terms and conditions shall apply to a closing hereunder except to the extent superseded by the terms of a bona fide offer being matched pursuant to (e)(i) above.)

                  (i) Promptly upon Landlord's receipt of the notice required in Section (b) or (e) above, Landlord shall obtain and deliver or cause to be delivered to Tenant a survey of the Premises and a commitment for an owner's policy of title insurance to be issued to Tenant upon closing in the amount of the applicable purchase price. Such commitment and policy shall show good and merchantable title in Landlord, subject only to taxes and special assessments for the current and subsequent years, restrictions, conditions, and covenants of record, rights of parties in possession, and easements, rights-of-way, and mineral reservations, if any, of record.

                  (ii) Tenant shall, within ten (10) days after receiving the commitment for said owner's title insurance policy, deliver to Landlord written specifications of any objections to the title. Should any material defect be found in said title and be not removed within thirty (30) days of such notice thereof, the contract formed pursuant hereto shall become absolutely null and void.

         (g) Closing. (The following terms and conditions shall apply to a closing hereunder except to the extent superseded by the terms of a bona fide offer being matched pursuant to (e)(i) above.)

                  (i) Settlement shall be made and Deed delivered at the offices of the title company issuing the title policy provided for hereunder or at a duly appointed agent thereof on or before sixty (60) days from Landlord's receipt of the notice required in Section (b) or (e) above, as applicable, or at such other time or place as may be mutually agreed upon.

                  (ii) The deed to Tenant shall be a Special Warranty Deed conveying the Premises by way of the proper legal description thereof, subject to the above exceptions.

                  (iii) At closing, there shall be appropriately pro-rated and adjusted between Landlord and Tenant ad valorem taxes and special assessments for the current year as of the date of closing, Landlord being charged and credited for all of same up to such date and Tenant being charged and credited for all of same on and after such date. Tenant shall be responsible for purchasing separately its own policy of hazard insurance upon the Premises.

                  (iv) Landlord shall be responsible for the cost of the owner's title policy to Tenant and the commitment therefor; one-half of any escrow service fee charged for closing; state revenue stamps, if any, required upon the Special Warranty Deed to be delivered hereunder; recording fees;

                           Landlord's own attorney's fees; proratable items chargeable to Landlord; and any other incidental expenses customarily borne by sellers of real estate in Tempe, Arizona not otherwise specifically provided for herein. Tenant shall be responsible for the cost of one-half of any escrow service fee charged for closing; Tenant's own attorney's fees; proratable items chargeable to Tenant at closing; and any other incidental expenses customarily borne by purchasers of real estate in Tempe, Arizona not otherwise specifically provided for herein.

         (h) Commissions. Upon and only upon the completion of the closing of this sale transaction, Landlord shall pay to CB Commercial Real Estate Group, Inc. a real estate sales brokerage commission in accordance with its agreement with said broker. Otherwise, Landlord and Tenant each represent to one another that neither has knowledge of any involvement of any broker in connection with this purchase and sale.

         (i) Condition of Premises. Tenant acknowledges that in the event it exercises the Right or Option, it will purchase the Premises in its condition at the time of exercise, "as is", and without representation or warranty from Landlord with respect to the condition of the Premises including, but not limited to, the condition of the soil, presence of hazardous materials or contaminants, and other physical characteristics. Tenant shall rely solely upon its own independent investigation concerning the physical condition of the Premises.

         (j) Remedies. If the contract formed pursuant to this Rider fails to close because of the failure to perform on the part of Tenant (other than termination pursuant to any right granted to Tenant to do so), Landlord may, at its option, declare such contract null and void. If such contract fails to close because of Landlord's non-performance (other than Landlord's inability to deliver good and merchantable title hereunder), Tenant shall be entitled to specific performance or other appropriate remedies at law or in equity. If such contract fails to close because Tenant elects to terminate such contract pursuant to any right granted Tenant to do so or because Landlord is unable to deliver good and merchantable title hereunder, this contract shall rescind and cease effect without further liability of any party hereto; provided, however, such contract termination shall not affect the Lease, which Lease shall continue in full force and effect. This Rider and all rights conferred to Tenant herein shall wholly extinguish and cease effect in the event that Tenant, after having indicated its intent to exercise its Option or Right, thereafter fails to perform in closing said purchase within the time allowed under this Rider.

         (k) Time of Essence. Time is of the essence of the contract formed pursuant to this Right of First Refusal/Option to Purchase and of all the terms and conditions hereof.

         (l) Binding Effect. Any contract pursuant to this Rider shall inure to the benefit of and be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns.

         (m) Contract. This Rider shall become a contract of purchase and sale between the parties hereto according to all of the terms hereof upon Tenant's exercise of the Right or Option pursuant to paragraph (b) or (e) above.

         (n) Marketing. Nothing herein shall prohibit or restrict Landlord's ability to advertise or market the Premises for sale or to enter into negotiations with any third party related to the sale of the Premises.

                                  FULL SIGNATURE:

                                  LANDLORD:

                                  GENERAL AMERICAN LIFE INSURANCE COMPANY


                                  By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                      Name: [ILLEGIBLE]
                                      Title: AUTHORIZED REPRESENTATIVE

                                  TENANT:

                                  MEGA SYSTEMS AND CHEMICALS, INC.

                                  By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                      Name: [ILLEGIBLE]
                                      Title: [ILLEGIBLE]

                                   RIDER FOUR

       RIGHT OF FIRST REFUSAL AND RENTAL RATE OPTION FOR BUILDINGS 3 AND 7

Landlord hereby grants to Tenant a Right of First Refusal for Buildings 3 and 7 of Tempe Business Center during the first twelve (12) months of the Lease Term in accordance with the terms and conditions below:

(a) Bona Fide Offer. At any time during the aforementioned twelve (12) month period, if Landlord receives any offer that it intends to accept for the purchase or lease of Building 3 and/or 7, then Landlord shall notify and advise Tenant of such offer and intended acceptance, and all of the terms and provisions thereof. Tenant shall have ten (10) calendar days thereafter in which to advise Landlord in writing that it agrees to purchase or lease the subject property, as applicable, on all of the same terms and conditions as set forth in said offer; provided however, in exercising its Right of First Refusal to lease said Buildings, the Tenant shall have the right to elect whether the terms and conditions of said lease would be: (i) the same as set forth in the bona fide offer; or (ii) the Established Terms set forth in subpart (c) below.

(b) Waiver. If Landlord does not receive notice of Tenant's exercise of its Right of First Refusal and any related election within said ten (10) day period, Tenant shall be deemed to have waived its Right of First Refusal with respect thereto, and Landlord may lease or sell the subject property, as applicable, to anyone else at a rental or price and on terms and conditions no more favorable than those set forth in the written notice to Tenant. This Rider and all rights conferred to Tenant herein shall wholly extinguish and cease effect in the event that Tenant, after having indicated its intent to exercise its right to lease or purchase hereunder, thereafter fails to perform in closing said lease or purchase within the time allowed under the bona fide offer relating thereto.

(c)      Established Terms.

         (i) At any time during the aforementioned twelve (12) month period, in the event the Tenant desires to lease Building 3 or 7 of Tempe Business Center prior to any bona fide offer being made to lease said Building or, in the event that a bona fide offer to lease said Building has been presented to Tenant pursuant to subpart (a) above, Tenant shall have the right to elect to lease the Building for a ten (10) year term at the applicable rental rate and allowance for tenant improvements set forth in the Lease Rate Price Schedule below, on all of the same terms and provisions as this Lease, other than the Riders to this Lease (Riders One through Six, including this Rider Four), and with a lease guaranty by U.S. Filter on the same terms and provisions as provided with this Lease.

                            LEASE RATE PRICE SCHEDULE

BUILDING NUMBER
 /SQUARE FEET                     TENANT T.I.                    TERM                             LEASE RATE
---------------                   -----------                    ----                             ----------
        3                        $ 8.00/Sq.Ft.         Months 1 through 60:                       $.63/sf NNN*
   21,138                                              Months 61 through 120:                     $.73/sf NNN*

        7                        $10.00/Sq.Ft.         Months I through 60:                       $.70/sf NNN*
    8,926                                              Months 61 through 120:                     $.81/sf NNN*

                  *The rent shall increase on a per square foot basis if the building square feet exceeds the applicable square footage listing set forth above.

         (ii) In the event Tenant exercises a Right of First Refusal to lease Building 3 or 7 pursuant to the Established Terms set forth in this subpart (c), Tenant shall have the right and option to renew said lease for two (2) additional terms of five (5) years each in accordance with the terms and subject to the provisions of Rider Two of this Lease; provided, however, the Base Rent during the extended term shall be at the rate set forth below:

BUILDING NUMBER
 /SQUARE FEET                       TERM                            LEASE RATE
---------------                     ----                            ----------
        3                  Months 121 through 180:                 $ .84/sf NNN*
   21,138                  Months 181 through 240:                 $ .96/sf NNN*

        7                  Months 121 through 180:                 $ .93/sf NNN*
    8,926                  Months 181 through 240:                 $1.07/sf NNN*

                  *The rent shall increase on a per square foot basis if the building square feet exceeds the applicable square footage listing set forth above.

         (iii) Upon entering into a lease for Building 3 or 7 pursuant to this subpart (c), as a Tenant Improvement Allowance to Tenant, Landlord shall make a payment to Tenant at the applicable rate set forth in the Lease Rate Price Schedule above. Such payment shall be made by Landlord to Tenant upon completion of tenant improvements which are designed and constructed in accordance with the procedures set forth in Rider Five and satisfaction of the conditions for payment set forth in such Rider, or as otherwise mutually agreed to by the parties.

(d) Term Adjustment. Notwithstanding anything herein to the contrary, in the event Tenant exercises a Right of First Refusal to lease Building 3 or 7 during the first twelve (12) months of the Lease Term, and the applicable lease term for Building 3 or 7 is ten (10) years, the first year of the lease term for Building 3 or 7, as applicable, shall be reduced so that the lease term under said lease shall equal to the remaining portion of the ten (10) year initial lease term for this Lease (Building 5).

(e) Marketing. Nothing herein shall prohibit or restrict Landlord's ability to advertise or market Buildings 3 and 7 for sale or leasing or to enter into negotiations with any third party related thereto; provided, however, any sale of said Buildings (which Tenant does not elect to pursue hereunder) shall be subject to Tenant's Right of First Refusal to lease set forth herein.

(f) Termination of Right of First Refusal. This Rider Four and all rights conferred to Tenant herein shall wholly extinguish and cease effect in the event that Tenant, after having indicated its intent to exercise its Right of First Refusal or Rental Rate Option, thereafter fails to perform in entering into said lease or purchase within the time period set forth in the bona fide offer or allowed under this Rider.

                                             INITIALS:

                                             LANDLORD: /s/ [ILLEGIBLE]
                                                       ---------------
                                             TENANT: [ILLEGIBLE]

                                   RIDER FIVE

                               TENANT IMPROVEMENTS

1. Tenant Improvements. Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans (defined in Paragraph 2 below), including, but not limited to, mezzanine space, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, etc.), plumbing, fixtures, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

2. Tenant Improvements Plans. The architect and contractor which Tenant desires to utilize for the Tenant Improvements shall be subject to Landlord's prior approval. Immediately after the execution of the Lease, Tenant agrees to meet with Tenant's space planner for the purpose of promptly preparing a space plan for the layout of the Premises, and shall submit such space plan to Landlord in a timely manner. Based upon such space plan, Tenant's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications are referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans shall be approved by Landlord and Tenant and shall thereafter be submitted to the appropriate governmental body by Tenant's architect for plan checking and the issuance of a tenant improvement permit. Landlord shall not unreasonably withhold its approval of the Tenant Improvement Plans provided, that (a) such plans conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (b) the proposed Tenant Improvements are of a nature and quality that are consistent with the overall objectives of Landlord for the Building; and (c) the proposed Tenant Improvements will not unreasonably delay Tenant's completion of the Tenant Improvements and opening for business. Tenant, upon Landlord's approval, shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the tenant improvement permit. After final approval of the Tenant Improvement Plans, no further changes may be made thereto without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any net excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 4 below. All Tenant Improvements made shall remain on and be surrendered with the Premises upon expiration of the Term.

3. Construction of Tenant Improvements. After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved, a contractor selected, a building permit for the Tenant Improvements has been issued and the Building shell is completed to such an extent so as to allow all or specified portions of the Tenant Improvement construction to begin without disruption of completion of the Building shell and core construction, Landlord shall permit the Tenant Improvement contractor and Tenant's consultants and subcontractors to begin installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Tenant shall supervise the completion of such work and shall use reasonable commercial efforts to secure substantial completion of the work on or before December 31, 1999. The cost of such work shall be paid as provided in Paragraph 4 below.

4.       Payment for the Tenant Improvements.

         (a) Landlord hereby grants to Tenant a "Tenant Improvement Allowance" of $1,588,530.00. The Tenant Improvement Allowance shall only be used for:

                  (i) Payment of the cost of preparing the space plan and the Tenant Improvement Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Tenant Improvement Plans. The Tenant Improvement Allowance will not be used for the payment of extraordinary design work or for payments to any other consultants, designers or architects other than Tenant's architect, which excluded costs shall be borne solely by Tenant.

                  (ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

                  (iii) Construction of the Tenant Improvements, including, without limitation, the following (see subpart (b) for provisions applicable to mezzanine space):

                           (aa) Installation within the Premises of all partitioning, doors, floor coverings, coatings, wall coverings and painting, millwork and similar items;

                           (bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises;

                           (cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of motor and key control for after-hour air conditioning;

                           (dd)     Any additional Tenant requirements
                                    including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                           (ee) All fire and life safety control systems such as fire walls, sprinklers, halon and fire alarms, including piping, wiring and accessories, installed within the Premises;

                           (ff)     All plumbing, fixtures, pipes and
                                    accessories to be installed within the
                                    Premises;

                           (gg)     Testing and inspection costs; and

                           (hh) Contractor's fees, including but not limited to any fees based on general conditions.

         (b) Tenant intends to construct 9,409 sq. ft. of mezzanine space in the Premises. After the Tenant Improvement Plans relating to the construction of the mezzanine space have been approved by Landlord, Landlord shall obtain three (3) bids from contractors for the construction of said mezzanine space. The dollar amount of the lowest of the three (3) bids shall be the amount of the "Mezzanine Space Reimbursement." Tenant shall then select a contractor approved by Landlord to construct the mezzanine space. Landlord shall grant Tenant an allowance for the construction of the mezzanine space in the amount of the Mezzanine Space Reimbursement, to be paid in accordance with subpart (c) below.

         (c) The Tenant Improvement Allowance and the Mezzanine Space Reimbursement shall be paid in installments as follows:

                  (i) Tenant shall submit to Balmer Architectural Group Tenant's request for disbursement relating to the construction of Tenant Improvements, together with invoices and supporting documentation relating to work performed through the date of Tenant's request; Balmer Architectural Group shall inspect the Premises and the work, at the cost and expense of Tenant, and, if said work has been appropriately completed, shall deliver to Landlord an executed AIA draw request with all pertinent invoices and supporting documentation reflecting that all costs and expenses incurred by Tenant in construction of said improvements through the date of the request shall be paid in full out of the requested disbursement and that the general contractor and all major, material contractors, sub-contractors, suppliers and materialmen who furnished any labor, services, materials and equipment in the connection with the work for which the request is being made have executed conditional lien waivers in content satisfactory to Landlord. Also, Landlord, its duly authorized representatives, and/or an engineer hired by Landlord, but whose reasonable costs and expenses shall be paid by Tenant, shall have the right to inspect the work prior to any such disbursement. Landlord shall process requests for disbursement, by payment or denial, as appropriate, on a net thirty (30) day basis. Tenant shall not submit requests for disbursement more than one (1) time per month or for amounts less than $50,000.00.

                  (ii) Notwithstanding anything herein to the contrary, as a condition to any request for disbursement following the initial disbursement hereunder, Tenant shall deliver to Landlord unconditional lien waivers executed by the general contractor and all major, material contractors, sub-contractors, suppliers and materialmen who furnished any labor, services, materials and equipment in connection with the work for which the most recent prior disbursement was made hereunder, in content satisfactory to Landlord. In the event Tenant fails to deliver appropriate unconditional lien waivers as set forth above, Landlord shall be entitled to withhold any further disbursements for Tenant Improvements and the mezzanine space until said unconditional lien waivers are received; and

                  (iii) In the event that the cost of installing the Tenant Improvements (other than the mezzanine space) shall exceed the Tenant Improvement Allowance and/or the cost of installing the mezzanine space shall exceed the Mezzanine Space Reimbursement, or if any of the Tenant Improvements are not to be paid out of the Tenant Improvement Allowance as provided in Paragraph 4(a) above, the excess shall be paid by Tenant.

         (d) Any unused portion of the Tenant Improvement Allowance or Mezzanine Space Reimbursement upon completion of the Tenant Improvements (including the mezzanine space) shall not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

                                    INITIALS:

                                    LANDLORD:/s/ [ILLEGIBLE]
                                             ---------------
                                    TENANT: [ILLEGIBLE]

                                    RIDER SIX

                                 BROKER MATTERS

Landlord and Tenant each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage commission to any broker other than CB Richard Ellis, on behalf of Landlord, and Colliers International, on behalf of Tenant. Landlord agrees to pay the six percent (6%) (Lease years 1-5) and thereafter three percent (3%) (Lease years 6-10) commission due to CB Commercial in connection with this Lease (which CB Richard Ellis shall split with Colliers International, as appropriate). Landlord shall also pay CB Richard Ellis its appropriate commission upon Tenant's purchase of the Premises pursuant to its Purchase Option (which CB Richard Ellis shall split with Colliers International, as appropriate) and upon any leasing or sale of Building Three or Seven pursuant to the Right of First Refusal granted in this Lease. In the event Tenant purchases the Premises pursuant to its Purchase Option, all leasing commissions previously paid shall be credited against the sale commission to be paid at the time of said purchase.

                                           INITIALS:

                                           LANDLORD: /s/ [ILLEGIBLE]
                                                    -------------------
                                           TENANT: [ILLEGIBLE]

                                 LEASE GUARANTY

         In order to induce GENERAL AMERICAN LIFE INSURANCE COMPANY ("Landlord"), a Missouri corporation having an address at 700 Market Street, St. Louis, Missouri 63101 to enter into a Lease with MEGA SYSTEMS AND CHEMICALS, INC. ("Tenant"), a Delaware corporation whose address is 40-004 Cook Street, Palm Desert, CA 92111 of a portion of the premises known as 1320 West Auto Drive, Tempe, Arizona, the undersigned, ("Guarantor"), for valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby unconditionally and irrevocably guarantees to Landlord the prompt payment by Tenant of all sums which may become due and payable from time to time, and the performance by Tenant of all other duties and obligations for which it may be obligated from time to time, under the terms of the Lease, including any and all extensions and renewals thereof.

         Guarantor hereby represents to Landlord that Guarantor will receive substantial benefit from its execution and delivery of this Guaranty and that such execution is in the interests of Guarantor.

         Guarantor hereby waives notice of acceptance of this Guaranty, waives diligence, presentment, and suit on the part of Landlord in the enforcement of any liability, obligation, or duty guaranteed hereby. Guarantor's obligations hereunder are not conditional upon notice or demand, except as expressly set forth herein.

         Landlord shall use best efforts to send to Guarantor copies of any notice of default sent to Tenant simultaneously with the delivery of such notice to Tenant. Guarantor shall have the right, but not the obligation, in place of Tenant to cure said default within the cure period provided to Tenant under the Lease; provided, however, Guarantor's cure period shall not begin to run until Guarantor receives said written notice of Tenant's default. Copies of notices of default shall be sent by certified mail, return receipt requested, postage prepaid, or by overnight delivery, addressed to Guarantor at the address set forth above, or to such other address as may be hereafter designated by Guarantor in writing. Notice sent by certified mail, return receipt requested, postage prepaid, shall be deemed received three days after deposit in U.S. Mail, and notice sent by overnight delivery shall be deemed received upon delivery or first attempted delivery.

         No agreement of Landlord and Tenant to modify, amend, sublease or terminate the Lease shall be binding on the Guarantor unless Guarantor has consented to such action in writing. Guarantor's consent hereunder shall not be unreasonably withheld.

         Suit may be brought and maintained against Guarantor, by Landlord, to enforce any liability, obligation, or duty guaranteed hereby, without joinder of Tenant or any other person. The liability of Guarantor hereunder shall not be impaired, modified, changed, released, or limited in any manner whatsoever by
(i) the invalidity, irregularity, unenforceability or other legal infirmity of the obligations of the Lease, or any other documents executed in connection therewith, as to Tenant for any reason; (ii) the unavailability of any remedy for the enforcement thereof, for any reason whatsoever; (iii) the release of Tenant from observance or performance of any of the agreements, covenants, terms or conditions under any of said documents or instruments by operation of law, whether with or without notice; or (iv) any exculpatory provision contained in the Offer. No assignment, sublease, modification, amendment, expiration or termination of the Lease or any of the documents or instruments executed in connection therewith shall release Guarantor from its obligations hereunder unless such assignment, sublease, modification, amendment, expiration or termination releases Tenant from its obligations under the Lease.

         In the event any payment or performance by Tenant under the Lease is held to constitute a preference under the bankruptcy laws, or if, for any other reason, Landlord is required to refund such payment or pay the amount thereof to any other party, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

         In the event default is made in the prompt payment or performance of any amounts or actions when due and the matter is placed in the hands of an attorney for collection or enforcement or suit is brought on same or is collected or enforced through any legal proceedings whatever, then the undersigned agrees and promises to pay, in addition to all other sums due, all costs of said collection and enforcement, including a reasonable attorney's fee.

         Guarantor shall have the right to assigns its duties, liabilities and obligations only upon the prior written consent of Landlord, not to be unreasonably withheld, and further conditioned upon satisfaction all of the following requirements: i) the assignment must take place in the context of an assignment of the Lease by Tenant, with Landlord's consent and in which Tenant is released from all further duties, liabilities and obligations of Tenant under the Lease; and ii) the assignee of Guarantor (or the assignee of Tenant) must have a net worth and annual gross revenues at the date of the assignment in excess of the net worth and annual gross revenues of Guarantor at the date of this Guaranty, as determined by generally accepted accounting principles.

         This Guaranty shall be construed in accordance with and governed by the laws of the State of Arizona; and Landlord and Guarantor hereby agree that any action or dispute between Beneficiary and Guarantor with respect to this Guaranty may be asserted and maintained in any court of competent subject matter jurisdiction.

         This Guaranty shall be binding upon Guarantor and the successors of Guarantor, and shall inure to the benefit of Landlord and Landlord's successors and assigns, but upon termination of the Lease and satisfaction in full of all of Tenant's obligations thereunder, this Guaranty shall then become null and void and of no further effect.

         EXECUTED on 6/15/99

                                 UNITED STATES FILTER CORPORATION, a
                                 Delaware corporation

                                 By: /s/ David J. Shimmon
                                     -------------------------------------------
                                 Name: DAVID J. SHIMMON
                                 Title: PRESIDENT - COO
                                        Duly Authorized

                                 BROOKHILL CORP.

MICHAEL J. HONG
PRESIDENT

March 29, 2001

VIA FACSIMILE

Mr. Dave Roy
Mega Systems & Chemicals, Inc.
1320 West Auto Drive
Tempe, AZ 85284

Re:   1320 West Auto Drive, Tempe, Arizona

Dear Dave:

As you are now aware your Landlord has changed its name to TBC 2000, LLC. Please update your certificate of insurance to reflect the new name (TBC 2000, LLC) as an additional insured, A copy of the new certificate may be mailed to the address listed below.

If you have any questions, please call our office at (310) 314-2400.

Very truly yours,

TBC 2000, LLC
By: Brookhill Corn, Manager

/s/ Alissa Goss
--------------------------
Alissa Goss, Secretary to Michael J. Hong

MJH:ag

cc:    Dee May Baker
       Margaret Chang
       Arnold and Anita Rosenstein

      2716 OCEAN PARK BOULEVARD, SUITE 2011, SANTA MONICA, CALIFORNIA 90405
                     TEL. (310) 314-2400 - FAX (310) 314-2401

[GENERAL AMERICAN LOGO]                                    National Headquarters
                                                           700 Market Street
Products to value, people to trust                         St. Louis, MO 63101
                                                           Mailing: P.O. Box 396
                                                           St. Louis, MO 63166

                                  July 16, 1999

MEGA Systems & Chemicals, Inc.
450 North McKemy Avenue
Chandler, AZ

                                       Re:     GA Property No. 17356
                                               Lease of Building 5 of Tempe
                                               Business Center - 1320 West Auto
                                               Drive, Tempe, Arizona

Dear Gentlemen:

Pursuant to Rider Five, Section 4(b) of that certain Standard Form of Industrial Lease dated June 15, 1999 between General American Life Insurance Company, as Landlord, and MEGA Systems & Chemicals, Inc., as Tenant, relating to the captioned property, this letter is being prepared to confirm the parties' agreement as to the dollar amount of the "Mezzanine Space Reimbursement." The parties agree and acknowledge that the "Mezzanine Space Reimbursement" is distinct from and in addition to the "Tenant Improvement Allowance. " Landlord has obtained the required number of bids from contractors for the construction of the approximately 9,409 sq.ft. of mezzanine space to be constructed by Tenant in the Premises. The lowest of the bids was received from MD Construction in the amount of $199,900.00. A copy of said bid is attached for your reference. Landlord and Tenant hereby acknowledge and agree that the amount of the Mezzanine Space Reimbursement shall be $199,900.00.

Please indicate your agreement with the terms and provisions of this letter by countersigning the enclosed duplicate original where indicated below and returning one countersigned original to the undersigned. Notwithstanding anything herein to the contrary, the effectiveness of the agreement set forth in this letter is contingent and conditioned upon the written consent to said agreement by United States Filter Corporation, as set forth below.

                                 Very truly yours,
                                 GENERAL AMERICAN LIFE INSURANCE COMPANY

                                 By:
                                    ----------------------------------------
                                 Title: Vice President/Authorized representative

cc:   Bill Bennett -- H4-02
      Robert Long -- Phoenix Investment Office

                                 JB RODGERS INC

MEGA Systems and Chemicals, Inc.
July 16,1999
Page 2

The undersigned, MEGA Systems and Chemicals Inc, hereby agrees to and acknowledges the terms and provisions of the foregoing letter as of this 21st day of July 1999:

                                        MEGA Systems and Chemicals, Inc.

                                        By: /s/ Dan Rubin
                                            -----------------------------
                                        Name: Dan Rubin
                                        Title: Vice President

The undersigned, United States Filter Corporation, hereby consents to the agreements relating to the Lease set forth in the foregoing letter as of this 21st day of , July, 1999.

                                        United States Filter Corporation

                                        By: /s/ David J. Shimmon
                                            ----------------------------------
                                        Name: David J. Shimmon
                                        Title: President and COO

Enclosure

[GENERAL AMERICAN LOGO]                                    National Headquarters
                                                           700 Market Street
Products to value, people to trust                         St. Louis MO 63101
                                                           Mailing: P.O. Box 396
                                                           St. Louis, MO 63166

                                  July 6, 1999

MEGA Systems & Chemicals, Inc.
450 North McKemy Avenue
Chandler, AZ

                                       Re:     GA Property No. 17356
                                               Lease of Building 5 of Tempe
                                               Business Center - 1320 West Auto
                                               Drive, Tempe, Arizona

Dear Gentlemen:

In response to your recent request relating to that certain Standard Form of Industrial Lease dated June 15,1999 between General American Life Insurance Company and MEGA Systems & Chemicals, Inc. relating to the captioned property, this letter is to confirm that Section 1.6 of the Lease is hereby amended by deleting the second sentence of such section and replacing such sentence with the following: "The Lease Term shall commence the earlier of October 1, 1999 or the date on which the City of Tempe issues a Certificate of Occupancy pertaining to the Premises." The foregoing amendment does no, however, modify your obligation to diligently pursue the completion of your tenant improvements.

Furthermore, Exhibit A to the Lease is hereby deleted and replaced with the attached Exhibit A, which contains an outline of the Premises in a contrasting color.

Except as expressly set forth above, the Lease shall continue in full force and effect, unmodified hereby. Please indicate your agreement with the terms and provisions of this letter by countersigning the enclosed duplicate original where indicated below and returning one countersigned original to the undersigned. Notwithstanding anything herein to the contrary, the effectiveness of the Lease amendments set forth in this letter are contingent and conditioned upon the written consent to said amendments by United States Filter Corporation, as set forth below.

                                 Very truly yours,
                                 GENERAL AMERICAN LIFE INSURANCE COMPANY

                                 By: [ILLEGIBLE]
                                    ----------------------------------------
                                 Title: Vice President/Authorized representative

cc:   Bill Bennett -- H4-02
      Robert Long -- Phoenix Investment Office

MEGA Systems and Chemicals, Inc.
July 16,1999
Page 2

The undersigned, MEGA Systems and Chemicals, Inc., hereby agrees to and acknowledges the terms and provision of the forgoing letter, and the Lease amendments set forth therein, as of 21st day of July, 1999:

                                         MEGA Systems and Chemicals, Inc.

                                         By: /s/ Dan Rubin
                                             ---------------------------
                                         Name: Dan Rubin
                                         Title: Vice President

The undersigned, United States Filter Corporation, hereby consents to the amendments of the Lease set forth in the foregoing letter as of this 21st day of July, 1999.

                                         United States Filter Corporation

                                         By: /s/ David J. Shimmon
                                             ---------------------------
                                         Name:  David J. Shimmon
                                         Title: President and COO

Enclosure

                                   EXHIBIT A

                             TEMPE BUSINESS CENTER

                                  [FLOOR PLAN]